Exhibit 10.26

EXECUTION COPY

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of February 22, 2005, is by and among INSIGHT HEALTH SERVICES CORP., a Delaware corporation (the “Borrower”), the Guarantors parties hereto, the Lenders parties hereto, BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank), as Syndication Agent (in such capacity, the “Syndication Agent”) and THE CIT GROUP/BUSINESS CREDIT, INC., as Documentation Agent (in such capacity, the “Documentation Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, the Parent, the Subsidiary Guarantors, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent are parties to that certain Credit Agreement dated as of October 17, 2001 (as amended by that certain First Amendment to Credit Agreement, Waiver and Consent dated as of January 24, 2003, that certain Second Amendment to Credit Agreement, Waiver and Consent dated as of July 11, 2003, and that certain Third Amendment to Credit Agreement, Waiver and Consent dated as of February 26, 2004, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested that certain provisions of the Existing Credit Agreement be amended; and

WHEREAS, the parties have agreed to amend the Existing Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART 1
DEFINITIONS

SUBPART 1.1       Certain Definitions.  Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

“Fourth Amendment Effective Date” is defined in the first paragraph of Part 3 hereof.

SUBPART 1.2       Other Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

PART 2
AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Fourth Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part 2.

SUBPART 2.1       Amendments to Section 1.1. Section 1.1 of the Existing Credit Agreement is hereby amended in the following respects:

(a)           The definition of “Restricted Subsidiary” appearing in Section 1.1 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“Restricted Subsidiary” means any direct or indirect Subsidiary of the Borrower which is not an Unrestricted Joint Venture.

(b)           The definition of “Subsidiary” appearing in Section 1.1 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“Subsidiary” means, as to any Person at any time, (a) any corporation (including any Joint Venture) more than 50% of whose Capital Stock of any class or classes having by the terms ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity (including any Joint Venture) of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock.

(c)           The following new definition is added to Section 1.1 of the Existing Credit Agreement in proper alphabetical order:

“TRIA” means Toms River Imaging Associates, L.P., a New Jersey general partnership.

(d)           The definition of “Unrestricted Joint Venture” appearing in Section 1.1 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“Unrestricted Joint Venture” means (i) each Person which is a Joint Venture as of the Closing Date and is designated on Schedule 1.1B as an “Unrestricted Joint Venture”, (ii) any Joint Venture acquired or created by the Credit Parties after the Closing Date and which is not a direct or indirect Subsidiary of the Borrower, (iii) any Joint Venture acquired or created by the Credit Parties after the Closing Date and which is a direct or indirect Subsidiary of the Borrower designated by the Credit Parties in writing to the Administrative Agent concurrently with the acquisition or creation of such Joint Venture as an “Unrestricted Joint Venture” for purposes of this Credit Agreement, (iv) any Joint Venture with respect to which the Borrower shall not have, directly or indirectly, control (whether through ownership of Voting Stock of such Joint Venture, by contract or otherwise) over the making of dividends and other payments or distributions on account of all of the Capital Stock of such Joint Venture, and (v) from and after February 22, 2005, TRIA.  Any Unrestricted Joint Venture which is a direct or indirect Subsidiary of the Borrower (other than any Joint Venture described in clause (iv) of the immediately preceding sentence) may be designated a Restricted Subsidiary so long as at the time of and immediately after giving effect to such designation, no Default or Event of Default shall exist hereunder; provided, however, that any Unrestricted Joint Venture which has been designated a Restricted Subsidiary shall not at any time thereafter be designated an Unrestricted Joint Venture.

SUBPART 2.2       Amendment to Section 7.1. Section 7.1 of the Existing Credit Agreement is hereby amended to include a new subsection Section 7.1(l):

(l)            Acknowledgment Regarding TRIA.  The parties hereto hereby agree and acknowledge that (i) with respect to the fiscal year of the Borrower ending June 30, 2005, the financial statements of the Consolidated Parties for such fiscal year required to be delivered to the Administrative Agent under Section 7.1(a) of the Credit Agreement shall include TRIA as a Consolidated Party with respect to the three month portion of such fiscal year ended September 30, 2004, (ii) any comparative financial information for prior fiscal periods required to be included with financial statements of the Consolidated Parties delivered to the Administrative Agent under Section 7.1(a) or (b) of the Credit Agreement shall include TRIA as a Consolidated Party to the extent such comparative financial information relates to any fiscal period of the Borrower which (A) ended on or prior to September 30, 2004 or (B) includes the three months ended September 30, 2004 and (iii) for purposes of calculating the financial covenants set forth in Section 7.9 of the Credit Agreement for each fiscal quarter of the Borrower ending on and after December 31, 2004, TRIA shall not be included as a Consolidated Party.

PART 3
CONDITIONS TO EFFECTIVENESS

This Amendment shall be and become effective as of the date hereof (the “Fourth Amendment Effective Date”) when all of the conditions set forth in this Part 3 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as the “Fourth Amendment.”

SUBPART 3.1       Counterparts of Amendment. The Administrative Agent shall have received counterparts (or other evidence of execution, including telephonic message, satisfactory to the Administrative Agent) of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors and the Required Lenders.

SUBPART 3.2       Other Fees and Out of Pocket Costs.  The Borrower shall have paid any and all reasonable out-of-pocket costs (to the extent invoiced) incurred by the Administrative Agent (including the reasonable fees and expenses of the Administrative Agent’s legal counsel), and all other fees and other amounts payable to the Administrative Agent, in each case in connection with the arrangement, negotiation, preparation, execution and delivery of this Amendment.

PART 4
MISCELLANEOUS

SUBPART 4.1       Representations and Warranties.  The Credit Parties hereby represent and warrant to the Administrative Agent and the Lenders that (a) after giving effect to this Amendment, (i) no Default or Event of Default exists under the Amended Credit Agreement or any of the other Credit Documents and (ii) the representations and warranties set forth in Section 6 of the Existing Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date) and (b) the transactions contemplated in this Amendment are not prohibited by the Subordinated Note Indenture (as in effect immediately prior to the Fourth Amendment Effective Date).

SUBPART 4.2       Reaffirmation of Credit Party Obligations.  Each Credit Party hereby ratifies the Amended Credit Agreement and acknowledges and reaffirms (i) that it is bound by all terms of the Amended Credit Agreement and (ii) that it is responsible for the observance and full performance of the Credit Party Obligations.  Without limiting the generality of the proceeding sentence, (i) each of the Guarantors restates that it jointly and severally guarantees the prompt payment when due of all Credit Party Obligations, in accordance with, and pursuant to the terms of, Section 4 of the Existing Credit Agreement and (ii) each of the Credit Parties agrees that all references in the Collateral Documents to the term “Credit Party Obligations” shall be deemed to include all of the obligations of the Credit Parties to the Lenders and the Administrative Agent, whenever arising, under the Amended Credit Agreement, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code).

SUBPART 4.3       Cross-References.  References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 4.4       Instrument Pursuant to Existing Credit Agreement.  This Amendment is a Credit Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 4.5       References in Other Credit Documents.  At such time as this Amendment shall become effective pursuant to the terms of Part 3 all references in the Existing Credit Agreement and the other Credit Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment.

SUBPART 4.6       Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SUBPART 4.7       Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SUBPART 4.8       Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART4.9        Costs, Expenses.  The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Amendment (including, without limitation, the fees and expenses of counsel to the Administrative Agent) in accordance with the terms of Section 11.5 of the Existing Credit Agreement.